As filed with the Securities and Exchange Commission on May 13, 2009

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA 3C GROUP
(Exact name of registrant as specified in its charter)

Nevada	88-0403070
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

368 HuShu Nan Road HangZhou City, Zhejiang Province, China 310014
(Address of Principal Executive Offices) (Zip Code)

China 3C Group 2008 Omnibus Securities and Incentive Plan Compensation Agreement with Joseph Levinson Stock Option Agreement with Todd L. Mavis Agreement with Joseph Levinson
(Full title of the plan)

Zhenggang Wang, Chief Executive Officer China 3C Group 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 3100014
(Name and address of agent for service)

086-0571-88381700
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Mitchell S. Nussbaum, Esq.
Angela M. Dowd, Esq.
Loeb & Loeb LLP
345 Park Avenue, New York, NY  10154
Phone: (212) 407-4000   Facsimile:  (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)		PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $0.001 per share	2,035,000		$1.72	(2)	$3,500,200	$195.31

Common Stock, par value $0.001 per share	50,000		$3.46	(3)	$173,000	$9.65

Common Stock, par value $0.001 per share	50,000		$4.29	(4)	$214,500	$11.97

Common Stock, par value $0.001 per share	30,000		$4.27	(5)	$128,100	$7.15

Common Stock, par value $0.001 per share	30,000		$0.90	(6)	$27,000	$1.51
Total	2,195,000	(7)				$225.59

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low closing bids of China 3C Group Common Stock as reported on the OTC Bulletin Board on May 7, 2009, under the symbol “CHCG.OB.”

(3)	Computed based on the exercise price of options to purchase 50,000 shares of common stock of China 3C Group.

(4)	Computed based on the exercise price of options to purchase 50,000 shares of common stock of China 3C Group.

(5)	Computed based on the exercise price of options to purchase 30,000 shares of common stock of China 3C Group.

(6)	Computed based on the exercise price of options to purchase 30,000 shares of common stock of China 3C Group.

(7)
Of the 2,195,000 shares of Common Stock being registered, 2,000,000 are shares issuable pursuant to awards granted or to be granted under the Company’s 2008 Omnibus Securities and Incentive Plan and 50,000 are shares issuable upon the exercise of stock options issued to a former director of the Company in consideration for his services as such.  In addition, the resale of 145,000 shares issued to a former director of the Company in consideration for his services as such are being registered.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 of China 3C Group, a Nevada corporation (“we,” “us” or the “Company”), is to register 2,195,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  This Registration Statement contains two parts.

The first part of this Registration Statement contains Section 10(a) prospectuses as well as a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to (i) the resale of up to 2,000,000 shares of Common Stock that have been or may be issued under the Company’s 2008 Omnibus Securities and Incentive Plan (the “Plan”) to certain selling stockholders, (ii) the resale of 125,000 shares of Common Stock issued to Joseph Levinson, a former director of the Company pursuant to a Compensation Agreement dated November 27, 2008, (iii) the resale of 20,000 shares of Common Stock issued to Joseph Levinson, a former director of the Company pursuant to a Agreement dated May 3, 2007, each  in consideration for his services as a director of the Company and (iv) the resale of 50,000 shares of Common Stock issuable upon the exercise of stock options issued to Todd Mavis, a former director of the Company pursuant to a Stock Option Agreement dated April 21, 2009 in consideration for his services as a director of the Company.

The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of the Company that may be issued in connection with the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectuses: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectuses that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to (i) the China 3C Group 2008 Omnibus Securities and Incentive Plan, (ii) Compensation Agreement dated November 27, 2008 between the Company and Joseph Levinson (the “Compensation Agreement”), (iii) the Agreement dated May 3, 2007 between the Company and Joseph Levinson (the “Director Agreement”) and (iv) the Stock Option Agreement dated April 21, 2009 between the Company and Todd Mavis (the “Stock Option Agreement”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired or will be acquired by the Selling Stockholders named in the reoffer prospectus.

Item 1.   Plan Information.

China 3C Group 2008 Omnibus Securities and Incentive Plan

The following is a summary of the China 3C Group 2008 Omnibus Securities and Incentive Plan (the “Plan”), which is qualified in its entirety by reference to the full text of the Plan, incorporated by reference in this prospectus. The purpose of the Plan is to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company.

Administration of the Plan

The Plan is administered by either the Board of Directors or a committee which may be appointed by the Board (the “Committee”). The Committee shall consist solely of three or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and (iii) “independent” for purposes of any stock exchange applicable listing requirements; provided, however, that the Board or the Committee may delegate the administration of the Plan to a committee of one or more members of the Board who do not meet these requirements as described in the Plan.

Subject to the provisions of the Plan, the Board and/or the Committee has the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which employees, directors or consultants shall receive an award, the time or times when an award shall be made, what type of an award shall be granted, the term of an award, the date or dates on which an award vests (including acceleration of vesting), the form of any payment to be made pursuant to an award, the terms and conditions of an award (including the forfeiture of the award (and/or any financial gain) if the holder of the award violates any applicable restrictive covenant thereof), the restrictions under a restricted stock award and the number of shares of Common Stock which may be issued under an award, all as applicable. In making such determinations the Board and/or the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants, their present and potential contribution to the Company’s success and such other factors as the Board and/or the Committee in its discretion deems relevant.

Awards

The Plan provides for the grant of awards of up to an aggregate of 2,000,000 shares of Common Stock to directors, executives, employees and consultants of the Company. Awards granted under the Plan may be distribution equivalent rights, options, performance share awards, performance unit awards, restricted stock awards, stock appreciation rights or unrestricted stock awards.

The aggregate fair market value of Common Stock covered by incentive stock options (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess portion of such option shall be considered a non-qualified stock option.  No incentive stock option will be granted to an employee if, at the time the option is granted, such employee owns 10% or more of the shares of Common Stock of the Company, unless (i) at the time such incentive stock option is granted the option price is at least 110 % of the fair market value (determined at the time the respective incentive stock option is granted) of the Common Stock subject to the option, and (ii) such incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

The maximum number of shares of Common Stock that may be subject to awards of options and/or stock appreciation rights, in either or both cases granted to any one employee during any calendar year, shall be 300,000 shares, subject to certain adjustments.

If any grant for any reason terminates or expires, any shares allocated in such grant but remaining unpurchased upon such expiration or termination shall again be available for grants under the Plan as though no grant had previously occurred with respect to such shares.

Additional Terms

Awards granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution, or (ii) except for incentive stock options, by gift to any family member of the holder.

If a participant’s status as an employee or director is terminated for any reason other than such participant’s disability or death, then such participant shall have the right to exercise the portions of any of such participant’s incentive stock options which were exercisable as of the date of such termination not more than three months after such termination. If a participant’s status as an employee, director or consultant is terminated for any reason other than such participant’s disability or death, then such participant shall have the right to exercise the portions of any of such participant’s non-qualified options  or stock appreciation rights granted, which were exercisable as of the date of such termination not more than ninety days after such termination.

Except as provided in the Plan and unless a holder’s award agreement specifically provides otherwise, if a holder’s employment, director status or engagement as a consultant for the Company is terminated by the Company for cause, as defined in the Plan, all of such holder’s then outstanding awards shall expire immediately and be forfeited in their entirety upon such termination.

Exercise of Options

The Board of Directors shall set forth in the option grant the terms and conditions of the exercisability of an option award. Any option granted to an employee of the Company shall become exercisable over a period of no longer than 10 years. In no event shall any option be exercisable after the expiration of 10 years from the date it is granted, and no incentive stock option granted to a holder of stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company shall be exercisable after the expiration of five years from the date of the option.

The price at which a share of Common Stock may be purchased upon exercise of an option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share of Common Stock on the date such option is granted, and (ii) shall be subject to adjustment as provided in the Plan.

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The holder of an option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the option and for which certificates of stock have been registered in the holder’s name.

Term; Amendments

The Plan is effective for 10 years, unless it is sooner terminated or suspended. The Board of Directors may at any time amend, alter, suspend or terminate the Plan, provided, that no amendment requiring stockholder approval will be effective unless such approval has been obtained. No change in any granted award may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder.

Certain Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under current tax law of options and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

Stock Options. A participant will not recognize taxable income for federal income tax purposes upon the grant of a nonstatutory option or an incentive option. Upon the exercise of an incentive option, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive option more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of any gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of a nonstatutory option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a nonstatutory option, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee’s regular tax. For this purpose, upon the exercise of an incentive option, the excess of the fair market value of the shares over the exercise price therefore is an adjustment which increases alternative minimum taxable income. In addition, the optionee’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the optionee’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Restricted Stock. A participant who receives a grant of restricted stock will generally receive ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the participant may elect to be taxed on the value at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of awards or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual’s particular tax status may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of any such award and the disposition of any stock acquired pursuant to such awards.

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Additional Information About the Plan

To obtain additional information about the Plan as well as a copy of the Plan, participants in the Plan may contact Zhenggang Wang, Chief Executive Officer, China 3C Group, 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014. Mr. Wang can also be reached at 086-0571-88381700.

Compensation Agreement and Agreement with Joseph Levinson

Joseph Levinson resigned as a member of our Board of Directors on January 27, 2009.  There were no disagreements between Mr. Levinson and the Company on any matter related to the Company’s operations, policies or practices which resulted in his resignation.  We appointed Mr. Levinson to serve as a member of our Board of Directors on May 7, 2007. Pursuant to the Agreement dated May 3, 2007 the Company agreed to issue to Mr. Levinson, as compensation for his services, a monthly grant of 1,000 shares of the Company’s Common Stock.  The Company issued 20,000 shares in total to M. Levinson representing the 1,000 share per month payments.

In addition, the Company agreed to grant Mr. Levinson the following awards under the China 3C Group 2005 Equity Incentive Plan: (i) an initial annual grant of a stock option to purchase 300,000 shares of our Common Stock, with an exercise price of $6.15 per share (the “2007 Stock Option”); and (ii) a subsequent annual grant of a stock option to purchase an additional 300,000 shares of our Common Stock, with an exercise price of $1.82 (the “2008 Stock Option”).  It was later determined that due to the expiration of the China 3C Group 2005 Equity Incentive Plan on December 31, 2006, the 2007 Stock Option and the 2008 Stock Option could not be validly granted.  Pursuant to the terms of the Compensation Agreement dated as of November 27, 2008 between Mr. Levinson and the Company, Mr. Levinson acknowledged that the 2007 Stock Option and the 2008 Stock Option were not and could  not be granted and,  in consideration for his services as a Director accepted the issuance of 125,000 shares of our Common Stock.

Stock Option Agreement with Todd L. Mavis

Todd L. Mavis resigned as a member of our Board of Directors effective as of December 17, 2007.  There were no disagreements between Mr. Mavis and the Company on any matter related to the Company’s operations, policies or practices which resulted in his resignation.  We appointed Todd L. Mavis to serve as a member of our Board of Directors on January 2, 2007.  As a compensation for his services, the Company agreed to issue to Mr. Mavis under the China 3C Group 2005 Equity Incentive Plan, an initial annual grant of a stock option to purchase 50,000 shares of the Company’s Common Stock, with an exercise price of $3.80 per share (the “Mavis Stock Option”).  Under the Board of Directors Agreement between us and Mr. Mavis, dated January 2, 2007, in the event that Mr. Mavis is no longer a member of the Board of Directors, his exercise period for all vested options is twenty-four months from the anniversary date of his departure from the Board of Directors.  Mr. Mavis resigned as a Director effective as of December 17, 2007.  It was later determined that due to the expiration of the China 3C Group 2005 Equity Incentive Plan on December 31, 2006 the Mavis Stock Option could not be validly granted.  Pursuant to the terms of the Stock Option Agreement with Todd L. Mavis dated as of April 21, 2009 between Mr. Mavis and us, Mr. Mavis was granted an option to purchase 50,000 shares of our Common Stock (the “New Mavis Stock Option”), for an exercise price per share of Common Stock equal to $3.46.  All or any part of the New Mavis Stock Option may be exercised by Mr. Mavis, no later than December 17, 2009.

Additional Information

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Mr. Levinson is in possession of the Compensation Agreement and the Agreement.  Mr. Mavis is in possession of the Stock Option Agreement.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act with respect to (i) the China 3C Group 2008 Omnibus Securities and Incentive Plan, (ii) the Compensation Agreement, (iii) the Agreement and (iv) the Stock Option Agreement, respectively.

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Item 2.   Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b).  Requests should be directed to Zhenggang Wang, Chief Executive Officer, China 3C Group, 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014. Mr. Wang can also be reached at 086-0571-88381700.

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REOFFER PROSPECTUS

2,195,000 Shares of Common Stock

CHINA 3C GROUP

Common Stock $0.001 Par Value Per Share

This Prospectus relates to shares (the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of China 3C Group  (the “Company,”) which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock options and stock awards issued or issuable under our 2008 Omnibus Securities and Incentive Plan, the Compensation Agreement dated November 27, 2008 between the Company and Joseph Levinson (the “Compensation Agreement”), the Agreement dated May 3, 2007 between the Company and Joseph Levinson and the Stock Option Agreement dated April 21, 2009 between the Company and Todd Mavis (the “Stock Option Agreement”).  See “Selling Stockholders.”   It is anticipated that the Selling Stockholders will offer Shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will receive no part of the proceeds from sales made under this reoffer prospectus.  The Selling Stockholders will bear all sales commissions and similar expenses.  Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

We have agreed to pay the expenses in connection with the registration of these Shares.  Our Common Stock is traded on the OTC Bulletin Board under the symbol “CHCG.OB.”

Our principal executive office is located at 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014; Telephone: 086-0571-88381700.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is May 13, 2009

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents, incorporated by reference which we urge you to read.

Overview of Our Business

China 3C Group (referred to herein as the “Company”, “we” or “us”) was incorporated on August 20, 1998 under the laws of the State of Nevada. We are engaged in the business of resale and distribution of third party products and generate approximately 100% of our revenue from resale of items such as mobile phones, facsimile machines, DVD players, stereos, speakers, MP3 and MP4 players, iPods, electronic dictionaries, CD players, radio Walkmans and audio systems.

We conduct our operations through the following subsidiaries:

•           Zhejiang Yong Xin Digital Technology Company Limited (“ZYX”) was incorporated on July 11, 2005 under the laws of the Peoples Republic of China.  ZYX is a large-scale distribution channel manager integrating the selling, circulation and modern logistics of fax machines and cell phones in China. Distribution channel management is the integration of key business processes from end user through to original suppliers that provide products, services and information that add value for customers and other stakeholders. In the fax machine industry, ZYX distributes products to both first and second tier retailers in China. First tier retailers are defined as large retailing business centers and second tier retailers are defined as small individual retail stores. ZYX allocates its distribution channels according to the size and population of the cities in which the retailers are located. Accordingly, ZYX distributes products mainly to second tier retailers in bigger Chinese cities that have larger populations and to first tier retailers in smaller Chinese cities that have relatively smaller populations, which results in cutting the cost of shipping and enables the products to reach all areas.

•           Hangzhou Wang Da Electronics Company, Limited (“HWD”) was incorporated on March 30, 1998 under the laws of the Peoples Republic of China. HWD is an authorized sales agent focusing on the selling, circulation and modern logistics of cell phones, cell phone products, IT products (including notebook and laptop computers), and digital products (including digital cameras, digital camcorders, MP3 players, PDAs, flash disks, and removable hard disks) in China.  HWD mainly distributes its products through retail “stores within stores” located in major department stores throughout the “Huadong” region of China, consisting of the Chinese provinces of Zhejiang, Jiangsu and Anhui.

•           Yiwu Yong Xin Telecommunication Company, Limited (“YYX”) was incorporated on July 18, 1997 under the laws of the Peoples Republic of China. YYX is an authorized sales agent, focusing on the selling, circulation and modern logistics of fax machines and cord phone products in China. YYXC mainly focuses in Philips fax machines and China’s top local brands Feng Da and CJT fax machines.  YYX mainly distributes its products through retail “stores within stores” located in major department stores throughout the “Huadong” region of China, consisting of the Chinese provinces of Zhejiang, Jiangsu and Anhui.

•           Hangzhou Sanhe Electronic Technology Ltd. (“HSE”) was incorporated on April 12, 2004 under the laws of the Peoples Republic of China.  HSE is a home electronics retail chain in Eastern China. It has approximately 200 retail outlets in Shanghai City, Zhejiang Province and Jiangsu Province. HSE specializes in the sale of home electronics, including air conditioners, audio systems, speakers (92 different types of models) and DVD players (272 different types of models). In 2006, HSE expanded its business to the televisions industry, and has received sales agent licenses from TCL, Chuangwei and Haier. HSE is headquartered in HangZhou city, China. Its major markets are Zhejiang, Jiangsu and Shanghai.  HSE mainly distributes its products through retail “stores within stores” located in major department stores throughout the “Huadong” region of China, consisting of the Chinese provinces of Zhejiang, Jiangsu and Anhui.

•           Shanghai Joy & Harmony Electronics Company Limited (“SJ&H”) was incorporated on August 25, 2003 under the laws of the Peoples Republic of China.  SJ&H is a consumer electronics retail chain in Eastern China. It has approximately 180 retail outlets in Shanghai City and Jiangsu Province. The company specializes in the sale of consumer electronics, including MP3 players, MP4 players, iPods, electronic dictionaries, CD players, radios, Walkmans, audio systems and speakers. The company is the authorized sales agent for well-known manufacturers in China, including Tecsun Radio and Changhong ZARVA.

Employees

The Company currently has 1,807 employees, all of which are full time employees located in China. ZYX has 21 employees, YYX has 370 employees, HWD has 548 employees, HSE has 502 employees, and SJ&H has 366 employees.

The Company has no collective bargaining agreements with any unions.

THE OFFERING

Common Stock outstanding prior to the offering	52,834,055 shares

Common Stock being offered by Selling Stockholders	Up to 2,195,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock offered in this prospectus.

OTCBB Symbol	CHCG.OB

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk.  Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “plan,” “project,” “target,” “can,” “could,” “should,” “will,” “would” and “continue” or similar words or expressions.  Any information in this prospectus regarding the contingent earn-out payments should also be considered forward-looking statements.  You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks described below before making an investment in our Common Stock. An investment in our Common Stock being offered for resale by the Selling Stockholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. All of these risks may impair our business operations. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks associated with our Common Stock

There is a limited public market for our Common Stock. There is currently a limited public market for the Common Stock. Holders of our common stock may, therefore, have difficulty selling their Common Stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of Common Stock, which may be purchased may be sold without incurring a loss. Any such market price of the Common Stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the Common Stock in the future. Further, the market price for the Common Stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general economic conditions.

Our Common Stock may be deemed penny stock with a limited trading market.  Our Common Stock is currently listed for trading in the OTC Bulletin Board, which is generally considered to be a less efficient markets than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

We do not intend to pay dividends on our Common Stock.  The Company’s two operating subsidiaries in China paid $525,460 in dividends during 2005, but there are no plans for paying dividends in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our new business plan.  We do not intend to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our Common Stock will receive any additional cash, stock or other dividends on their shares of Common Stock until we have funds, which the Board of Directors determines, can be allocated to dividends.  Also, see risk factor titled “Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.”

Risk Factors Associated with Our Business

A general economic downturn, a recession in China or sudden disruption in business conditions may affect consumer purchases of discretionary items, including consumer and business products, which could adversely affect our business. Consumer spending is generally affected by a number of factors, including general economic conditions, the level of unemployment, inflation, interest rates, energy costs, gasoline prices and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. In addition, sudden disruptions in business conditions as a result of a terrorist attack, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions and climate changes or other natural disasters, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending. A downturn in the economies in China, including any recession or a sudden disruption of business conditions in China’s economy, could adversely affect our business, financial condition, and results of operation.

Non-performance by our suppliers may adversely affect our operations by delaying delivery or causing delivery failures, which may negatively affect demand, sales and profitability.    We purchase various types of products from our suppliers.  We would be materially and adversely affected by the failure of our suppliers to perform as expected.  We could experience delivery delays or failures caused by production issues or delivery of non-conforming products if its suppliers failed to perform, and we also face these risks in the event any of its suppliers becomes insolvent or bankrupt.

With the markets being highly competitive, we may not be able to compete successfully. Many of our competitors have substantially greater revenues and financial resources than we do. We may not be able to compete favorably and increased competition may substantially harm our business, business prospects and results of operations. If we are not successful in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business, results of operations and profitability.

If we are unable to successfully integrate the businesses we acquire, our ability to expand our product offerings and geographic reach may be significantly limited. In order to expand our product offerings and grow our customer base by reaching new customers through expanded geographic coverage, we may continue to acquire businesses that we believe are complimentary to our growth strategy. Acquisitions involve numerous risks, including difficulties in the assimilation of acquired operations, loss of key personnel, distraction of management’s attention from other operational concerns, failure to maintain supplier relationships, inability to maintain goodwill of customers from acquired businesses, and the inability to meet projected financial results that supported how much was paid for the acquired businesses.

Our business will be harmed if we are unable to maintain our supplier alliance agreements with favorable terms and conditions. We have licensing/distribution agreements with key suppliers in a number of major product categories. Our business will be harmed if we are unable to maintain these favorable agreements or are limited in our ability to gain access to additional like agreements with our key suppliers.

If we do not anticipate and respond to changing consumer preferences in a timely manner, our operating results could materially suffer. Our business depends, in large part, on our ability to introduce successfully new products, services and technologies to consumers, the frequency of such introductions, the level of consumer acceptance, and the related impact on the demand for existing products, services and technologies. Failure to predict accurately constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions, or to address effectively consumer concerns, could have a material adverse effect on our revenue, results of operations and standing with our customers.

Because our operating/business model continues to evolve it is difficult to predict our future performance, and our business is difficult to evaluate. Our business model continues to evolve over time. We do not have an extensive operating history upon which you can easily and accurately evaluate our business, or our ongoing financial condition. As our model evolves over time and due to our numerous acquisitions, we face risks and challenges due to a lack of meaningful historical data upon which we can develop budgets and make forecasts.

Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of further indebtedness, and increased amortization expense. Our growth model has in the past and most probably in the future will involve acquisitions that may result in potentially dilutive issuances of equity securities or the incurrence of debt and unknown liabilities. Such acquisitions may result in significant write-offs and increased amortization expenses that could adversely affect our business and the results of our operations.

If our products fail to perform properly our business could suffer significantly. Although we do not currently develop or manufacturer our existing products, should they fail to perform we may suffer lost sales and customer goodwill, ongoing liability claims, license terminations, severe harm to our brand and overall reputation, unexpected costs, and reallocation of resources to resolve product issues.

Rapid and substantial growth is the key to our overall strategy, if we are unable to manage our growth profitably and effectively, we may incur unexpected expenses and be unable to meet our financial and customer obligations. In order for us to meet our financial objectives we will need to substantially expand our operations to achieve necessary market share. We cannot be certain that our IT infrastructure, financial controls, systems, and processes will be adequate to support our expansion. Our future results will depend on the ability of our officers and key employees to manage changing business conditions in administration, reporting, controls, and operations.

If we are unable to obtain additional financing for our future needs we may be unable to respond to competitive pressures and our business may be impaired. We cannot be certain that financing with favorable terms, or at all, will be available for us to pursue our expansion initiatives. We may be unable to take advantage of favorable acquisitions or to respond to competitive pressures. This inability may harm our operations or financial results.

If we are forced to lower our prices to compete, our financial performance may be negatively impacted. We derive our sales from the resale of products from a number of our suppliers. If we are forced to lower our prices due to added competition, inferior feature offerings, excess inventory, pressure for cash, declining economic climate, or any other reason, our business may become less profitable.

If we are unable to maintain existing supplier relationships or form new ones, our business and financial condition may suffer. We rely on our current suppliers along with new suppliers to provide us access to competitive products for resale. If we are unable to gain access to suppliers with needed product with favorable terms our business may be negatively impacted.

If we incur costs that exceed our existing insurance coverage in lawsuits brought to us in the future, it could adversely affect our business and financial condition. We maintain third party insurance coverage against liability risks associated with lawsuits. While we believe these arrangements are an effective way to insure against liability, the potential liabilities associated with such risks or other events could exceed the coverage provided by such insurance.

We depend on the continued services of our executive officers and the loss of key personnel could affect our ability to successfully grow our business.   We are highly dependent upon the services of our senior management team, particularly Zhenggang Wang, our Chairman and Chief Executive Officer and Weidong Huang, our Chief Financial Officer. The permanent loss for any of our key executives, could have a material adverse effect upon our operating results. We may not be able to locate suitable replacements for our executives if their services were lost. We do not maintain key man life insurance on any of these individuals.

Risks Related to Doing Business in China

Our business operations take place primarily in China. Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses. The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China’s central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

Certain political and economic considerations relating to China could adversely affect our company.  China is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Chinese economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in China’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations, or the official interpretation thereof, which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.  The Wholly Foreign Owned Enterprise Law (1986), as amended and The Wholly Foreign Owned Enterprise Law Implementing Rules (1990), as amended, contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as ZYX, HWD and SJ&H, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, ZYX, HWD and SJ&H are required to set aside a certain amount of any accumulated profits each year (a minimum of 10%, and up to an aggregate amount equal to half of its registered capital), to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC.  If we ever determine to pay a dividend, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of such dividends from the profits of ZYX, HWD and SJ&H.

Currency conversion and exchange rate volatility could adversely affect our financial condition and the value of our common stock. The PRC government imposes control over the conversion of Renminbi, or RMB, into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China, or PBOC, publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in China. Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in China, including FIEs, which require foreign exchange for transactions relating to current account items, if within a certain limited amount may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Our wholly owned subsidiaries, ZYX, HWD and SJ&H are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Between 1994 and 2004, the exchange rate for RMB against the U.S. dollar remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the RMB against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, financial condition and the value of our common stock. For example, to the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, financial condition, results of operations and the value of our common stock. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

The legal system in China has inherent uncertainties that may limit the legal protections available in the event of any claims or disputes with third parties.  The legal system in China is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the central government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. As China’s foreign investment laws and regulations are relatively new and the legal system is still evolving, the interpretation of many laws, regulations and rules is not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit the remedies available in the event of any claims or disputes with third parties. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

USE OF PROCEEDS

The Selling Stockholders are offering up to 2,195,000 shares of our Common Stock under this prospectus. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our Common Stock that are being registered for reoffers and resales by the Selling Stockholders named below or affiliates who may acquire securities pursuant to our 2008 Omnibus Securities and Incentive Plan or who have acquired shares of our Common Stock pursuant to the Compensation Agreement, the Agreement or the Stock Option Agreement.  The Selling Srockholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

Current and former executive officers and directors, their family members, trusts for their benefit, or entitites that they own, that acquire shares of our Common Stock may be added to the Selling Stockholders list below by a prospectus supplement filed with the SEC.  The number of shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus suplement.  Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Unless otherwise indicated in the footnotes to this table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

The Selling Stockholders may offer all or some portion of the shares of the Common Stock.  Accordingly, no estimate can be given as to the amount or percentage of our Common Stock that will be held by the Selling Stockholders upon completion of sales pursuant to this prospectus.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended and Regulation M, including the rules and regulations promulgated thereunder.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such persons.  Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares offered hereby.

As of May 12, 2009, there were 52,834,055 shares of our Common Stock outstanding.

Name and Title of Selling Stockholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares offered Hereby (1)		Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are Sold	Percentage of Ownership After this Offering (%)
Kenneth Berents, Director	115,000	110,000	(2)	5,000	*
Joseph Levinson, Former Director (3)	145,000	145,000		0	*
Todd L. Mavis, Former Director (4)	50,000	50,000	(2)	0	*

*           Indicates less than 1%.

(1)           For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

(2)           Represents shares of common stock issuable upon exercise of outstanding stock options.

(3)           Joseph Levinson resigned as a member of our Board of Directors on January 27, 2009.  There were no disagreements between Mr. Levinson and the Company on any matter related to the Company’s operations, policies or practices which resulted in his resignation.  We appointed Mr. Levinson to serve as a member of our Board of Directors on May 7, 2007. Pursuant to the Agreement dated May 3, 2007 the Company agreed to issue to Mr. Levinson, as compensation for his services, a monthly grant of 1,000 shares of the Company’s Common Stock.  The Company issued 20,000 shares in total to Mr. Levinson representing the 1,000 share per month payments.  In addition, the Company agreed to grant Mr. Levinson the following awards under the China 3C Group 2005 Equity Incentive Plan: (i) an initial annual grant of a stock option to purchase 300,000 shares of our Common Stock, with an exercise price of $6.15 per share (the “2007 Stock Option”); and (ii) a subsequent annual grant of a stock option to purchase an additional 300,000 shares of our Common Stock, with an exercise price of $1.82 (the “2008 Stock Option”).  It was later determined that due to the expiration of the China 3C Group 2005 Equity Incentive Plan on December 31, 2006, the 2007 Stock Option and the 2008 Stock Option could not be validly granted.  Pursuant to the terms of the Compensation Agreement dated as of November 27, 2008 between Mr. Levinson and the Company, Mr. Levinson acknowledged that the 2007 Stock Option and the 2008 Stock Option were not and could  not be granted and,  in consideration for his services as a Director accepted the issuance of 125,000 shares of our Common Stock.

(4)           Todd L. Mavis resigned as a member of our Board of Directors effective as of December 17, 2007.  There were no disagreements between Mr. Mavis and the Company on any matter related to the Company’s operations, policies or practices which resulted in his resignation.  We appointed Todd L. Mavis to serve as a member of our Board of Directors on January 2, 2007.  As a compensation for his services,  the Company agreed to issue to Mr. Mavis under the China 3C Group 2005 Equity Incentive Plan, an initial annual grant of a stock option to purchase 50,000 shares of the Company’s Common Stock, with an exercise price of $3.80 per share (the “Mavis Stock Option”).  Under the Board of Directors Agreement between us and Mr. Mavis, dated January 2, 2007, in the event that Mr. Mavis is no longer a member of the Board of Directors, his exercise period for all vested options is twenty-four months from the anniversary date of his departure from the Board of Directors.  Mr. Mavis resigned as a Director effective as of December 17, 2007.  It was later determined that due to the expiration of the China 3C Group 2005 Equity Incentive Plan on December 31, 2006 the Mavis Stock Option could not be validly granted.  Pursuant to the terms of the Stock Option Agreement with Todd L. Mavis dated as of April 21, 2009 between Mr. Mavis and us, Mr Mavis was granted an option to purchase 50,000 shares of our Common Stock (the “New Mavis Stock Option”), for an exercise price per share of Common Stock equal to $3.46.  All or any part of the New Mavis Stock Option may be exercised by Mr. Mavis, no later than December 17, 2009.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

(i)	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

(ii)	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)	an exchange distribution in accordance with the rules of the applicable exchange;

(v)	privately negotiated transactions;

(vi)	short sales;

(vii)	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

(viii)	a combination of any such methods of sale; and

(ix)	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.  At the time a particular offer of shares is made by the Selling Stockholders, to the extent required, a prospectus will be distributed.  Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Section 78.7502 of the Nevada Revised Statutes provides that we may under certain circumstances indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may under certain circumstances indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit brought by or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including amounts paid in settlement and attorneys’ fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXPERTS

Goldman Parks Kurland Mohidin LLP, an independent registered public accounting firm, has audited our financial statements incorporated by reference in this prospectus for the years ended December 31, 2008.  Morgenstern, Svoboda & Baer CPA’s P.C., an independent registered public accounting firm, has audited our financial statements incorporated by reference in this prospectus for the years ended December 31, 2007 and December 31, 2006, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements are incorporated by reference in reliance on the respective reports of Goldman Parks Kurland Mohidin LLP and Morgenstern, Svoboda & Baer CPA’s P.C., given, in each case, upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of our Common Stock offered hereby by us and to be offered hereby by the Selling Stockholders have been passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8.  The prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8.  The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC.  This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC.  The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information.  For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on April 16, 2009.
(b)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on May 8, 2009.
(c)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on December 19, 2008.
(d)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on October 31, 2008.
(e)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on August 13, 2008.
(f)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 27, 2008.
(g)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2008 filed with the SEC on May 8, 2009.
(h)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed with the SEC on November 10, 2008.
(i)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2008 filed with the SEC on May 8, 2009.
(j)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2008 filed with the SEC on October 31, 2008.
(k)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed with the SEC on August 11, 2008.
(l)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2008 filed with the SEC on May 8, 2009.
(m)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed with the SEC on May 16, 2008.
(n)	The Company’s Current Report on Form 8-K, dated April 3, 2009, filed with the SEC on April 9, 2009.
(o)	The Company’s Current Report on Form 8-K, dated March 25, 2009, filed with the SEC on March 26, 2009.
(p)	The Company’s Current Report on Form 8-K, dated March 13, 2009, filed with the SEC on March 16, 2009.
(q)	The Company’s Current Report on Form 8-K, dated January 27, 2009, filed with the SEC on February 2, 2009.

(r)	The Company’s Current Report on Form 8-K, dated January 15, 2009, filed with the SEC on January 22, 2009.
(s)	The Company’s Current Report on Form 8-K, dated January 5, 2009, filed with the SEC on January 9, 2009.
(t)	The Company’s Current Report on Form 8-K, dated December 19, 2008, filed with the SEC on December 29, 2008.
(u)	The Company’s Current Report on Form 8-K, dated August 11, 2008, filed with the SEC on August 13, 2008.
(v)	The Company’s Current Report on Form 8-K, dated December 31, 2005, filed with the SEC on July 29, 2008.
(w)	The Company’s Current Report on Form 8-K, dated July 21, 2008, filed with the SEC on July 29, 2008.
(x)	The Company’s Current Report on Form 8-K, dated July 10, 2008, filed with the SEC on July 11, 2008.
(y)	The Company’s Current Report on Form 8-K, dated March 17, 2008, filed with the SEC on March 21, 2008.
(z)	The Company’s Current Report on Form 8-K, dated February 19, 2008, filed with the SEC on February 25, 2008.
(aa)	The Company’s Current Report on Form 8-K, dated January 2, 2008, filed with the SEC on January 17, 2008.
(bb)	The Company’s Registration Statement on Form S-8 (Registration No. 333-132331) filed with the SEC on March 10, 2006.
(cc)
Description of the Company’s Common Stock contained in the Registration Statement on Form 10-SB, SEC File No. 000-28767, filed with the SEC on January 5, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and telephone number: Zhenggang Wang, Chief Executive Officer, China 3C Group, 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014, Tel: 086-0571-88381700.  We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

China 3C Group is subject to the informational requirements of the Securities Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents and other information regarding the Company and other companies that file materials with the SEC electronically through the SEC’s website at http://www.sec.gov.  You may also obtain copies of this information by mail from the Public Reference Room at: U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Information contained on our web site should not be considered part of this prospectus.  You may also request a copy of our filings at no cost, by writing or telephoning us at China 3C Group, Attention: Secretary, 368 HuShu Nan Road HangZhou City, Zhejiang Province, China 310014, Tel. 086-0571-88381700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents filed by China 3C Group (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement.

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on April 16, 2009.
(b)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on May 8, 2009.
(c)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on December 19, 2008.
(d)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on October 31, 2008.
(e)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on August 13, 2008.
(f)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 27, 2008.
(g)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2008 filed with the SEC on May 8, 2009.
(h)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed with the SEC on November 10, 2008.
(i)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2008 filed with the SEC on May 8, 2009.
(j)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2008 filed with the SEC on October 31, 2008.
(k)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed with the SEC on August 11, 2008.
(l)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2008 filed with the SEC on May 8, 2009.
(m)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed with the SEC on May 16, 2008.
(n)	The Company’s Current Report on Form 8-K, dated April 3, 2009, filed with the SEC on April 9, 2009.
(o)	The Company’s Current Report on Form 8-K, dated March 25, 2009, filed with the SEC on March 26, 2009.
(p)	The Company’s Current Report on Form 8-K, dated March 13, 2009, filed with the SEC on March 16, 2009.
(q)	The Company’s Current Report on Form 8-K, dated January 27, 2009, filed with the SEC on February 2, 2009.
(r)	The Company’s Current Report on Form 8-K, dated January 15, 2009, filed with the SEC on January 22, 2009.
(s)	The Company’s Current Report on Form 8-K, dated January 5, 2009, filed with the SEC on January 9, 2009.
(t)	The Company’s Current Report on Form 8-K, dated December 19, 2008, filed with the SEC on December 29, 2008.
(u)	The Company’s Current Report on Form 8-K, dated August 11, 2008, filed with the SEC on August 13, 2008.
(v)	The Company’s Current Report on Form 8-K, dated December 31, 2005, filed with the SEC on July 29, 2008.
(w)	The Company’s Current Report on Form 8-K, dated July 21, 2008, filed with the SEC on July 29, 2008.

(x)	The Company’s Current Report on Form 8-K, dated July 10, 2008, filed with the SEC on July 11, 2008.
(y)	The Company’s Current Report on Form 8-K, dated March 17, 2008, filed with the SEC on March 21, 2008.
(z)	The Company’s Current Report on Form 8-K, dated February 19, 2008, filed with the SEC on February 25, 2008.
(aa)	The Company’s Current Report on Form 8-K, dated January 2, 2008, filed with the SEC on January 17, 2008.
(bb)	The Company’s Registration Statement on Form S-8 (Registration No. 333-132331) filed with the SEC on March 10, 2006.
(cc)
Description of the Company’s Common Stock contained in the Registration Statement on Form 10-SB, SEC File No. 000-28767, filed with the SEC on January 5, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address and telephone number: Zhenggang Wang, Chief Executive Officer, China 3C Group, 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014, Tel: 086-0571-88381700.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that we may under certain circumstances indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may under certain circumstances indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit brought by or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including amounts paid in settlement and attorneys’ fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits

Exhibit Number	Description

4.1	China 3C Group 2008 Omnibus Securities and Incentive Plan, filed herewith.

4.2	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.3	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.4	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.5	Stock Option Agreement with Todd L. Mavis, dated April 21, 2009, between China 3C Group and Todd L. Mavis, filed herewith

4.6
Compensation Agreement, dated November 27, 2009, between China 3C Group and Joseph Levinson is incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed by China 3C Group with the SEC on April 16, 2009

Exhibit Number	Description

4.7	Agreement dated May 3, 2007 between China 3C Group and Joseph Levinson, filed herewith.

5.1	Opinion of Lewis & Roca LLP

23.1	Consent of Morgenstern, Svoboda & Baer CPA’s P.C.

23.2	Consent of Goldman Parks Kurland Mohidin LLP

23.3	Consent of Lewis and Roca LLP (included in exhibit 5.1)

24	Power of Attorney (included on the signature page)

Item 9.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B (230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of HangZhou City, Zhejiang Province, China, on this 13th day of May, 2009.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Name: Zhenggang Wang
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhenggang Wang and Weidong Huang, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Date: May 13, 2009	/s/ Zhenggang Wang
Zhenggang Wang Chief Executive Officer and Director (Principal Executive Officer)

Date: May 13, 2009	/s/ Weidong Huang
Weidong Huang Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 13, 2009	/s/ Xiang Ma
Xiang Ma President

Date: May 13, 2009	/s/ Chenghua Zhu
Chenghua Zhu Director

Date: May 13, 2009	/s/ Mingjun Zhu
Mingjun Zhu Director

Date: May 13, 2009	/s/ Rongjin Wang
Rongjin Wang Director

Date: May 13, 2009	/s/ Wei Kang Gu
Wei Kang Gu Director

Date: May 13, 2009	/s/ Kenneth T. Berents
Kenneth T. Berents Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	China 3C Group 2008 Omnibus Securities and Incentive Plan, filed herewith.

4.2	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.3	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.4	Stock Option Agreement Director Non-Qualified Stock Option, dated December 1, 2008 and effective as of January 15, 2009, between China 3C Group and Kenneth Berents, filed herewith

4.5	Stock Option Agreement with Todd L. Mavis, dated April 21, 2009, between China 3C Group and Todd L. Mavis, filed herewith

4.6
Compensation Agreement, dated November 27, 2009, between China 3C Group and Joseph Levinson is incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed by China 3C Group with the SEC on April 16, 2009

4.7	Agreement dated May 3, 2007 between China 3C Group and Joseph Levinson, filed herewith.

5.1	Opinion of Lewis & Roca LLP

23.1	Consent of Morgenstern, Svoboda & Baer CPA’s P.C.

23.2	Consent of Goldman Parks Kurland Mohidin LLP

23.3	Consent of Lewis and Roca LLP (included in exhibit 5.1)

24	Power of Attorney (included on the signature page)